Annual Report


                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE

SHORT DURATION U.S. GOVERNMENT FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
MAY 31, 2008



RIVERSOURCE SHORT DURATION U.S.
GOVERNMENT FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH A HIGH LEVEL OF
CURRENT INCOME AND SAFETY OF
PRINCIPAL CONSISTENT WITH
INVESTMENT IN U.S. GOVERNMENT AND
GOVERNMENT AGENCY SECURITIES.


                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------

Your Fund at a Glance...............      2

Manager Commentary..................      5

The Fund's Long-term Performance ...     10

Fund Expenses Example...............     12

Portfolio of Investments............     14

Financial Statements................     22

Notes to Financial Statements.......     26

Report of Independent Registered
   Public Accounting Firm...........     45

Federal Income Tax Information......     47

Board Members and Officers..........     51

Approval of Investment Management
   Services Agreement...............     55

Proxy Voting........................     57

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

        RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Short Duration U.S. Government Fund (the Fund) Class A shares rose
  4.27% (excluding sales charge) for the 12 months ended May 31, 2008.

> The Fund underperformed its benchmark, the Lehman Brothers 1-3 Year Government
  Index, which gained 7.27% during the same period.

> The Fund underperformed the Lipper Short U.S. Government Funds Index, representing the Fund's peer group, which advanced 5.23% during the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended May 31, 2008)
--------------------------------------------------------------------------------

                                     1 YEAR    3 YEARS    5 YEARS    10 YEARS
----------------------------------------------------------------------------------
RiverSource Short Duration U.S.
  Government Fund Class A
  (excluding sales charge)           +4.27%    +3.45%     +2.39%     +3.66%
----------------------------------------------------------------------------------
Lehman Brothers 1-3 Year
  Government Index (unmanaged)       +7.27%    +4.68%     +3.30%     +4.77%
----------------------------------------------------------------------------------
Lipper Short U.S. Government
  Funds Index                        +5.23%    +3.88%     +2.74%     +4.16%
----------------------------------------------------------------------------------

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 3.00% sales charge applicable to Class A shares of the Fund, which changed from 4.75% effective March 3, 2008, is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

--------------------------------------------------------------------------------

 2 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

STYLE MATRIX
----------------------------------------


        DURATION
SHORT    INT.     LONG
X                          HIGH
                           MEDIUM        QUALITY
                           LOW

Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO STATISTICS
----------------------------------------

Weighted average life(1)          3.4 years
--------------------------------------------
Effective duration(2)             1.9 years
--------------------------------------------
Weighted average bond rating(3)   AAA
--------------------------------------------

ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
----------------------------------------

                         Total      Net expenses(a)
-------------------------------------------------------
Class A                  1.04%           0.89%
-------------------------------------------------------
Class B                  1.80%           1.65%
-------------------------------------------------------
Class C                  1.80%           1.65%
-------------------------------------------------------
Class I                  0.60%           0.51%
-------------------------------------------------------
Class R4                 0.90%           0.76%
-------------------------------------------------------
Class W                  1.06%           0.96%
-------------------------------------------------------

(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds) will not exceed 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.51% for Class I, 0.76% for Class R4 and 0.96% for Class W.

(1) WEIGHTED AVERAGE LIFE measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.
(2) EFFECTIVE DURATION measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.
(3) WEIGHTED AVERAGE BOND RATING represents the average credit quality of the underlying bonds in the portfolio.

Shares of the RiverSource Short Duration U.S. Government Fund are not insured or guaranteed by the U.S. government.

There are risks associated with an investment in a bond fund, including the impact of interest rates and credit. These and other risk considerations are discussed in the fund's prospectus. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities.

--------------------------------------------------------------------------------

        RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------

AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT MAY 31, 2008
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION*
 Class A (inception 8/19/95)          +4.27%    +3.45%    +2.39%    +3.66%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          +3.48%    +2.68%    +1.63%    +2.88%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          +3.49%    +2.68%    +1.63%      N/A       +3.17%
--------------------------------------------------------------------------------------------
 Class I (inception 3/4/04)           +4.45%    +3.82%      N/A       N/A       +2.97%
--------------------------------------------------------------------------------------------
 Class R4 (inception 3/20/95)         +4.41%    +3.62%    +2.57%    +3.82%        N/A
--------------------------------------------------------------------------------------------
 Class W (inception 12/1/06)          +4.21%      N/A       N/A       N/A       +3.77%
--------------------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 8/19/95)          -0.77%    +1.78%    +1.39%    +3.13%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          -1.52%    +1.41%    +1.27%    +2.88%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          +2.49%    +2.68%    +1.63%      N/A       +3.17%
--------------------------------------------------------------------------------------------

AT JUNE 30, 2008
                                                                                SINCE
WITHOUT SALES CHARGE                 1 YEAR    3 YEARS   5 YEARS   10 YEARS   INCEPTION*
 Class A (inception 8/19/95)          +4.02%    +3.35%    +2.38%    +3.59%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          +3.23%    +2.58%    +1.61%    +2.81%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          +3.24%    +2.58%    +1.61%      N/A       +3.11%
--------------------------------------------------------------------------------------------
 Class I (inception 3/4/04)           +4.20%    +3.72%      N/A       N/A       +2.89%
--------------------------------------------------------------------------------------------
 Class R4 (inception 3/20/95)         +4.16%    +3.52%    +2.55%    +3.75%        N/A
--------------------------------------------------------------------------------------------
 Class W (inception 12/1/06)          +3.96%      N/A       N/A       N/A       +3.49%
--------------------------------------------------------------------------------------------

WITH SALES CHARGE
 Class A (inception 8/19/95)          -1.01%    +1.68%    +1.37%    +3.06%        N/A
--------------------------------------------------------------------------------------------
 Class B (inception 3/20/95)          -1.77%    +1.32%    +1.25%    +2.81%        N/A
--------------------------------------------------------------------------------------------
 Class C (inception 6/26/00)          +2.24%    +2.58%    +1.61%      N/A       +3.11%
--------------------------------------------------------------------------------------------

On March 3, 2008, the maximum sales charge for Class A shares changed from 4.75% to 3.00%. Class A share performance reflects the maximum sales charge of 4.75%, which was in effect at the beginning of all periods. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R4 and Class W shares. Class I and Class R4 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

* For classes with less than 10 years performance.

--------------------------------------------------------------------------------

 4 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholders,
RiverSource Short Duration U.S. Government Fund (the Fund) Class A shares rose 4.27% (excluding sales charge) for the 12 months ended May 31, 2008. The Fund underperformed its benchmark, the Lehman Brothers 1-3 Year Government Index (Lehman Index), which gained 7.27% for the same period. The Fund also underperformed the Lipper Short U.S. Government Funds Index, representing the Fund's peer group, which advanced 5.23% during the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
The annual period ended May 31, 2008 was marked by chaos in the financial markets and volatile interest rates as a result of the 2007 subprime mortgage crisis and its aftermath. A classic flight to quality seized the U.S. fixed income market as investor aversion to risk remained elevated. During the last few months of the annual period, inflation became an additional concern for the fixed income market, with oil, gasoline and food prices reaching record highs. The Federal Reserve Board (the Fed) responded to the fallout from the chaos and concern by taking a variety of strong and decisive actions. The Fed embarked on an aggressive interest rate cutting campaign beginning in September 2007 to address the tighter credit markets and the ongoing downturn in the housing market. In all, the Fed cut the targeted federal funds rate a total of 325 basis points (3.25%). The Fed also introduced several new tools to provide liquidity to the financial system at large and the mortgage market in particular.

For the annual period overall, interest rates fell significantly, as investors fled riskier assets for the relative safety of U.S. Treasuries, pushing yields sharply lower. While yields moved lower across the yield curve, they did so more significantly in the shorter segments than at the long-term end,

SECTOR DIVERSIFICATION (at May 31, 2008; % of portfolio assets)
-----------------------------------------------------------------

Asset-Backed                                         1.6%
--------------------------------------------------------------
Commercial Mortgage-Backed                           1.6%
--------------------------------------------------------------
Mortgage-Backed(1)                                  54.7%
--------------------------------------------------------------
U.S. Government Obligations & Agencies              19.2%
--------------------------------------------------------------
Other(2)                                            22.9%
--------------------------------------------------------------

(1) Of the 54.7%, 5.6% is due to forward commitment mortgage-backed securities activity. Short-term securities are held as collateral for these commitments.
(2) Cash & Cash Equivalents(3).
(3) Of the 22.9%, 1.7% is due to security lending activity and 21.2% is the Fund's cash equivalent position.

--------------------------------------------------------------------------------

        RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY (continued) -------------------------------------------------

causing the U.S. Treasury yield curve to steepen over the annual period. Away from Treasuries, other fixed income sectors posted positive but comparatively weaker results.

The primary contributor to the Fund's performance was its exposure to Treasury Inflation Protected Securities, or TIPS. TIPS outperformed nominal Treasury securities, or non-inflation protected Treasury securities, as inflationary pressures grew and actual inflation came in higher than expected during the period.

Also, issue selection within mortgage-backed securities boosted returns, particularly the Fund's emphasis on premium coupon securities. Higher coupon mortgage-backed securities outperformed lower coupon mortgage-backed securities for the period.

Still, these positives were more than outweighed by the impact of yield curve positioning, which detracted from performance over the period. As mentioned, while U.S. Treasury yields moved lower across the yield curve, they did so more significantly in the shorter segments than at the long-term end, causing the U.S. Treasury yield curve to steepen over the annual period. The Fund, however, had a more modest exposure to the 1-3 year portion of the yield curve, which outperformed, and a more sizable allocation to the 10-year segment of the yield curve, which lagged.

The Fund's sizable exposure to mortgage-backed securities and agency securities also detracted from results, as these spread, or non-Treasury sectors of the fixed income market, posted positive returns but underperformed Treasuries during the annual period. An exposure to non-

QUALITY BREAKDOWN
(at May 31, 2008; % of portfolio assets excluding cash equivalents and equities)
-----------------------------------------------------------------

AAA bonds                                           99.3%
--------------------------------------------------------------
AA bonds                                             0.7%
--------------------------------------------------------------

Bond ratings apply to the underlying holdings of the Fund and not the Fund itself. Whenever possible, the Standard and Poor's rating is used to determine the credit quality of a security. Standard and Poor's rates the creditworthiness of corporate bonds, with 15 categories, ranging from AAA (highest) to D (lowest). Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. If Standard and Poor's doesn't rate a security, then Moody's rating is used. RiverSource Investments, LLC, the Fund's investment manager, rates a security using an internal rating system when Moody's doesn't provide a rating.

--------------------------------------------------------------------------------

 6 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

As always, our strategy is to provide added portfolio value with a moderate amount of risk.

agency mortgage-backed securities also detracted, as this sector of the fixed income market was especially hurt due to concerns regarding credit broadly, and residential credit in particular, grew.

CHANGES TO THE FUND'S PORTFOLIO
During the first half of the annual period, we shifted to a somewhat more aggressive strategy within the Fund's allocation to both mortgage-backed securities and agency securities, as spreads, or the difference in yields between these securities and U.S. Treasuries, widened and valuations reached compelling levels. In the last months of the fiscal year, we increased the Fund's position in TIPS, as actual and anticipated inflation pressures rose. We strategically adjusted the Fund's duration relative to the Lehman Index throughout the annual period, as market conditions shifted. The Fund ended the period with a duration slightly longer than the Lehman
Index. The Fund's portfolio turnover rate for the 12-month period was 209%.*

OUR FUTURE STRATEGY
At the end of May, the market for high quality spread, or non-Treasury, securities finally appeared to be improving, and even lower quality bonds had rebounded from their lows. While economic growth over the coming months may not be as strong as earlier in the cycle, we expect the U.S. economy to narrowly avoid recession this year, as the economic stimulus package passed by Congress should help keep economic growth positive. However, we do believe that low interest rates and a weakened currency have combined to

* A significant portion of the turnover was the result of rolling-maturity mortgage securities, processing of prepayments and opportunistic changes we made at the margin in response to valuations or market developments.

--------------------------------------------------------------------------------

        RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------

form an inflation problem that may weigh heavily on consumers and financial markets in the second half of this year and into 2009. To accommodate for this pressure, we believe that the Fed will eventually have to increase interest rates, and Treasury yields should continue to drift higher.

In this environment, we intend to maintain the Fund's exposure to TIPS. We also believe the most compelling opportunities at the end of the annual period were in high-quality spread products, as they were priced at historically wide levels. We therefore view the Fund as well-positioned for a recovery in high quality spread, or non-Treasury, sectors of the fixed income market. Having begun in the last months of the annual period, we expect this recovery to continue over the months ahead, as fears ultimately subside and liquidity returns to the markets. Among its mortgage-backed holdings, we intend to maintain the Fund's premium coupon bias, as prepayments are expected to remain slow. We also view select pockets of non-agency mortgage-backed securities as attractively priced, though our focus is on those securities within this sector with superior credit enhancements. We intend to maintain the Fund's current duration positioning for the near term. As always, our strategy is to provide added portfolio value with a moderate amount of risk. Quality issues and security selection remain a priority as we continue to seek attractive buying opportunities.


(PHOTO - JAMIE       (PHOTO - SCOTT
JACKSON)             KIRBY)
Jamie Jackson,       Scott Kirby
CFA(R)               Portfolio Manager
Portfolio Manager

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.

--------------------------------------------------------------------------------

 8 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------
The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Short Duration U.S. Government Fund Class A shares (from 6/1/98 to 5/31/08) as compared to the performance of two widely cited performance indices, the Lehman Brothers 1-3 Year Government Index and the Lipper Short U.S. Government Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects a maximum sales charge of 4.75%, which changed to 3.00% effective March 3, 2008. Such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at May 31, 2008                     1 YEAR       3 YEARS      5 YEARS      10 YEARS
RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND (INCLUDES SALES CHARGE(1))
 CLASS A CUMULATIVE VALUE OF $10,000         $9,923      $10,544      $10,715      $13,642
-----------------------------------------------------------------------------------------------
        AVERAGE ANNUAL TOTAL RETURN          -0.77%       +1.78%       +1.39%       +3.13%
-----------------------------------------------------------------------------------------------
LEHMAN BROTHERS 1-3 YEAR GOVERNMENT INDEX(2)
        Cumulative value of $10,000         $10,727      $11,471      $11,763      $15,941
-----------------------------------------------------------------------------------------------
        Average annual total return          +7.27%       +4.68%       +3.30%       +4.77%
-----------------------------------------------------------------------------------------------
LIPPER SHORT U.S. GOVERNMENT FUNDS INDEX(3)
        Cumulative value of $10,000         $10,523      $11,210      $11,447      $15,035
-----------------------------------------------------------------------------------------------
        Average annual total return          +5.23%       +3.88%       +2.74%       +4.16%
-----------------------------------------------------------------------------------------------

Results for other share classes can be found on page 4.

--------------------------------------------------------------------------------

 10 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND LINE GRAPH)

                                               RIVERSOURCE SHORT DURATION
                                                  U.S. GOVERNMENT FUND      LEHMAN BROTHERS 1-3 YEAR        LIPPER SHORT U.S.
                                                CLASS A (INCLUDES SALES        GOVERNMENT INDEX(2)      GOVERNMENT FUNDS INDEX(3)
                                                  CHARGE(1)) ($13,642)              ($15,941)                   ($15,035)
                                               --------------------------   ------------------------    -------------------------
1998                                                   $  9,525                      $10,000                     $10,000
1999                                                      9,915                       10,528                      10,481
2000                                                      9,914                       10,952                      10,868
2001                                                     10,924                       12,054                      11,932
2002                                                     11,554                       12,826                      12,557
2003                                                     12,120                       13,550                      13,135
2004                                                     12,091                       13,640                      13,144
2005                                                     12,323                       13,896                      13,411
2006                                                     12,447                       14,156                      13,647
2007                                                     13,084                       14,861                      14,288
2008                                                     13,642                       15,941                      15,035

(1) On March 3, 2008, the maximum sales charge for Class A changed from 4.75% to 3.00%. Class A share performance reflects the maximum sales charge of 4.75%, which was in effect at the beginning of all periods.
(2) The Lehman Brothers 1-3 Year Government Index, an unmanaged index, is made up of all publicly issued, non-convertible domestic debt of the U.S. government, or agency thereof, or any quasi-federal corporation. The index also includes corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum maturity of one year up to a maximum maturity of
     2.9 years are included. The index reflects reinvestment of all distributions and changes in market prices.
(3) The Lipper Short U.S. Government Funds Index includes the 30 largest short U.S. government funds tracked by Lipper Inc. The index's returns include net reinvested dividends.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  11

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds' expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended May 31, 2008.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 12 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

                               BEGINNING         ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE     PAID DURING     ANNUALIZED
                             DEC. 1, 2007     MAY 31, 2008    THE PERIOD(A)   EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,007.30          $4.44            .89%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.44          $4.47            .89%
-------------------------------------------------------------------------------------------
Class B
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,003.50          $8.22           1.65%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,016.66          $8.27           1.65%
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,003.50          $8.22           1.65%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,016.66          $8.27           1.65%
-------------------------------------------------------------------------------------------
Class I
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,009.20          $2.55            .51%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,022.33          $2.56            .51%
-------------------------------------------------------------------------------------------
Class R4
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,008.00          $3.79            .76%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.08          $3.82            .76%
-------------------------------------------------------------------------------------------
Class W
-------------------------------------------------------------------------------------------
   Actual(b)                    $1,000         $1,007.00          $4.74            .95%
-------------------------------------------------------------------------------------------
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.14          $4.77            .95%
-------------------------------------------------------------------------------------------

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended May 31, 2008: +0.73% for Class A, +0.35% for Class B, +0.35% for Class C, +0.92% for Class I, +0.80% for Class R4 and +0.70% for Class W.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  13

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

MAY 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES

BONDS (84.3%)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
U.S. GOVERNMENT OBLIGATIONS & AGENCIES (21.0%)
Federal Farm Credit Bank
  10-10-08                           4.25%        $6,015,000              $6,054,994
Federal Home Loan Bank
  11-21-08                           4.63          6,500,000               6,564,370
  12-29-08                           5.13         24,390,000              24,752,776
Federal Home Loan Mtge Corp
  06-15-08                           3.88          4,010,000               4,012,798
  08-23-17                           5.50          5,500,000               5,863,666
Federal Natl Mtge Assn
  10-15-08                           4.50         10,615,000              10,701,204
  04-09-13                           3.25         18,880,000              18,223,070
  11-15-30                           6.63          1,945,000               2,289,487
U.S. Treasury
  04-30-10                           2.13         12,430,000(b)           12,318,329
  05-31-10                           2.63         21,705,000(e)           21,698,228
  12-15-10                           4.38         10,550,000              10,962,938
  05-15-18                           3.88          4,300,000               4,239,869
U.S. Treasury Inflation-Indexed Bond
  01-15-14                           2.00         17,330,475(g)           18,161,406
  01-15-15                           1.63         22,353,000(g)           22,869,258
                                                                     ---------------
Total                                                                    168,712,393
------------------------------------------------------------------------------------

ASSET-BACKED (1.8%)
Capital Auto Receivables Asset Trust
 Series 2006-SN1A Cl A4B
  03-20-10                           2.59          3,250,000(d,i)          3,227,747
Countrywide Asset-backed Ctfs
 Series 2007-7 Cl 2A2
  10-25-37                           2.55          2,600,000(i)            2,217,314
Fannie Mae Grantor Trust
 Series 2005-T4 Cl A1C
  09-25-35                           2.54          1,054,819(i)            1,044,469
MASTR Asset Backed Securities Trust
 Series 2006-HE1 Cl A2
  01-25-36                           2.53            747,697(i)              736,131
Residential Asset Securities
 Series 2007-KS3 Cl AI2
  04-25-37                           2.57          4,050,000(i)            3,576,636

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
ASSET-BACKED (CONT.)
Soundview Home Equity Loan Trust
 Series 2006-EQ1 Cl A2
  10-25-36                           2.50%        $3,900,000(i)           $3,447,233
                                                                     ---------------
Total                                                                     14,249,530
------------------------------------------------------------------------------------

COMMERCIAL MORTGAGE-BACKED (1.7%)(f)
Federal Home Loan Mtge Corp
 Multifamily Structured Pass-Through Ctfs
 Series K001 Cl A2
  04-25-16                           5.65          6,364,210               6,460,078
Federal Natl Mtge Assn #360800
  01-01-09                           5.74          3,006,335(n)            3,029,793
Federal Natl Mtge Assn #381990
  10-01-09                           7.11          4,091,489               4,167,643
                                                                     ---------------
Total                                                                     13,657,514
------------------------------------------------------------------------------------

MORTGAGE-BACKED (59.8%)(f,m)
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2007-1 Cl 3A21
  03-25-37                           6.15          1,948,005(h)            1,834,751
American Home Mtge Assets
 Collateralized Mtge Obligation
 Series 2007-2 Cl A2A
  03-25-47                           2.56          3,293,527(h)            2,074,064
American Home Mtge Investment Trust
 Collateralized Mtge Obligation
 Series 2007-1 Cl GA1C
  05-25-47                           2.58          4,242,441(h)            3,289,222
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-9 Cl 1CB1
  01-25-37                           6.00          3,390,849               3,036,400
Barclays Capital LLC Trust
 Collateralized Mtge Obligation
 Series 2007-AA4 Cl 11A1
  06-25-47                           6.21          1,328,261(h)            1,009,969

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 14 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Countrywide Alternative Loan Trust
Collateralized Mtge Obligation
Series 2005-6CB Cl 1A1
  04-25-35                           7.50%        $1,496,265              $1,434,734
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-2CB Cl A11
  03-25-36                           6.00          5,722,243               4,940,802
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-OA11 Cl A3B1
  09-25-46                           2.57          4,167,120(i)            3,830,878
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-22 Cl 2A16
  09-25-37                           6.50          4,601,386               4,054,972
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-25 Cl 1A1
  11-25-37                           6.50          4,648,885               4,236,115
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OA9 Cl A2
  06-25-47                           2.74          5,598,315(i)            4,066,381
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OH3 Cl A3
  09-25-47                           2.89          3,863,997(i)            2,231,724
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-HYB8 Cl 4A1
  12-20-35                           5.62          3,215,796(h)            2,326,896
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-R2 Cl 2A1
  06-25-35                           7.00          4,332,761(d)            4,083,474
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2007-17 Cl 2A1
  10-25-37                           6.50          4,490,811               4,445,727
Federal Home Loan Mtge Corp
  06-01-38                           6.00          8,000,000(e)            8,122,496
  06-01-38                           6.50         12,000,000(e)           12,386,257
Federal Home Loan Mtge Corp #1G2264
  10-01-37                           6.03          6,456,394(h)            6,627,793
Federal Home Loan Mtge Corp #1G2598
  01-01-37                           6.12          2,508,402(h)            2,567,548

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp #1J0614
  09-01-37                           5.70%        $3,263,270(h)           $3,332,876
Federal Home Loan Mtge Corp #783049
  03-01-35                           4.85          6,215,555(h)            6,177,578
Federal Home Loan Mtge Corp #A18107
  01-01-34                           5.50          3,002,375               2,990,459
Federal Home Loan Mtge Corp #C00351
  07-01-24                           8.00            246,644                 267,094
Federal Home Loan Mtge Corp #C00385
  01-01-25                           9.00            414,461                 460,109
Federal Home Loan Mtge Corp #C80329
  08-01-25                           8.00             69,430                  75,153
Federal Home Loan Mtge Corp #E00398
  10-01-10                           7.00            276,032                 286,386
Federal Home Loan Mtge Corp #E81240
  06-01-15                           7.50          3,329,809               3,485,603
Federal Home Loan Mtge Corp #E90650
  07-01-12                           5.50            162,692                 165,774
Federal Home Loan Mtge Corp #E92454
  11-01-17                           5.00          2,746,660               2,749,975
Federal Home Loan Mtge Corp #G00363
  06-01-25                           8.00            327,088                 354,045
Federal Home Loan Mtge Corp #G00501
  05-01-26                           9.00            612,499                 680,133
Federal Home Loan Mtge Corp #G10669
  03-01-12                           7.50          1,388,547               1,456,539
Federal Home Loan Mtge Corp #G11243
  04-01-17                           6.50         12,428,837              13,032,715
Federal Home Loan Mtge Corp #G12100
  11-01-13                           5.00          3,122,821               3,123,802
Federal Home Loan Mtge Corp #M30074
  09-01-09                           6.50             62,913                  64,346
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 11 Cl B
  01-01-20                          17.54              7,061(k)                1,670
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 237 Cl IO
  05-15-36                           6.60          1,112,967(k)              294,109
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2590 Cl BI
  02-15-14                          50.12            711,585(k)                3,908

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  15

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp
Collateralized Mtge Obligation
Interest Only
Series 2783 Cl MI
  03-15-25                          41.88%        $3,177,468(k)              $97,441
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only/Inverse Floater
 Series 2471 Cl SI
  03-15-32                          25.32          1,352,658(j,k)            149,490
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 2617 Cl HD
  06-15-16                           7.00          6,335,511               6,585,943
Federal Natl Mtge Assn
  06-01-38                           5.00          2,500,000(e)            2,414,845
  06-01-38                           5.50          9,000,000(e)            8,935,308
  06-01-38                           6.00          4,500,000(e)            4,564,688
  06-01-38                           6.50          8,000,000(e)            8,247,504
Federal Natl Mtge Assn #125032
  11-01-21                           8.00            137,003                 148,366
Federal Natl Mtge Assn #190129
  11-01-23                           6.00            980,843               1,003,801
Federal Natl Mtge Assn #190353
  08-01-34                           5.00          6,640,863               6,436,034
Federal Natl Mtge Assn #190785
  05-01-09                           7.50             74,483                  74,702
Federal Natl Mtge Assn #190988
  06-01-24                           9.00            218,093                 236,626
Federal Natl Mtge Assn #254384
  06-01-17                           7.00            326,456                 342,025
Federal Natl Mtge Assn #254454
  08-01-17                           7.00            560,055                 586,764
Federal Natl Mtge Assn #254723
  05-01-23                           5.50          8,790,214(n)            8,816,672
Federal Natl Mtge Assn #254748
  04-01-13                           5.50          5,324,419               5,423,420
Federal Natl Mtge Assn #254757
  05-01-13                           5.00          7,297,931               7,332,929
Federal Natl Mtge Assn #254774
  05-01-13                           5.50          1,704,312               1,733,507
Federal Natl Mtge Assn #255501
  09-01-14                           6.00            708,141(n)              725,858
Federal Natl Mtge Assn #303885
  05-01-26                           7.50            445,053                 480,690
Federal Natl Mtge Assn #313007
  07-01-11                           7.50            186,834                 193,687

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #313428
  12-01-08                           7.50%            $1,387                  $1,391
Federal Natl Mtge Assn #336512
  02-01-26                           6.00             63,192                  64,718
Federal Natl Mtge Assn #357485
  02-01-34                           5.50         13,184,383              13,140,299
Federal Natl Mtge Assn #407327
  01-01-14                           5.50            402,885                 409,918
Federal Natl Mtge Assn #456374
  12-01-13                           5.50            772,465                 785,950
Federal Natl Mtge Assn #508402
  08-01-14                           6.50            261,541                 271,883
Federal Natl Mtge Assn #545818
  07-01-17                           6.00         13,082,141              13,494,774
Federal Natl Mtge Assn #545864
  08-01-17                           5.50         10,832,051              11,037,976
Federal Natl Mtge Assn #545910
  08-01-17                           6.00          2,036,532               2,101,857
Federal Natl Mtge Assn #555063
  11-01-17                           5.50          7,799,946               7,946,725
Federal Natl Mtge Assn #555367
  03-01-33                           6.00          9,501,053(n)            9,700,872
Federal Natl Mtge Assn #579485
  04-01-31                           6.50          2,276,125(n)            2,395,615
Federal Natl Mtge Assn #593829
  12-01-28                           7.00          1,553,038               1,653,441
Federal Natl Mtge Assn #601416
  11-01-31                           6.50            765,524                 800,977
Federal Natl Mtge Assn #630993
  09-01-31                           7.50          2,456,543               2,652,000
Federal Natl Mtge Assn #648040
  06-01-32                           6.50          2,153,933               2,238,946
Federal Natl Mtge Assn #648349
  06-01-17                           6.00          6,867,562(n)            7,087,844
Federal Natl Mtge Assn #651284
  07-01-17                           6.00          1,344,458               1,387,631
Federal Natl Mtge Assn #662866
  11-01-17                           6.00          1,165,637(n)            1,206,366
Federal Natl Mtge Assn #665752
  09-01-32                           6.50          1,184,465               1,231,214
Federal Natl Mtge Assn #670782
  11-01-12                           5.00            266,811                 268,132
Federal Natl Mtge Assn #670830
  12-01-12                           5.00            409,589                 411,956
Federal Natl Mtge Assn #671415
  01-01-10                           5.00            355,123                 359,014
Federal Natl Mtge Assn #678940
  02-01-18                           5.50          2,071,723               2,110,422

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 16 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #686227
  02-01-18                           5.50%        $2,737,518              $2,785,960
Federal Natl Mtge Assn #696837
  04-01-18                           5.50          2,940,296               2,993,858
Federal Natl Mtge Assn #704610
  06-01-33                           5.50         10,467,533(n)           10,432,533
Federal Natl Mtge Assn #712602
  06-01-13                           5.00            990,669                 995,418
Federal Natl Mtge Assn #722325
  07-01-33                           4.96          5,004,441(h)            5,060,691
Federal Natl Mtge Assn #725232
  03-01-34                           5.00          9,851,975(n)            9,557,339
Federal Natl Mtge Assn #725425
  04-01-34                           5.50          9,184,956               9,157,055
Federal Natl Mtge Assn #725431
  08-01-15                           5.50          7,624,692               7,757,795
Federal Natl Mtge Assn #725773
  09-01-34                           5.50          7,779,139               7,745,835
Federal Natl Mtge Assn #730632
  08-01-33                           4.06          1,759,496(h)            1,760,736
Federal Natl Mtge Assn #735212
  12-01-34                           5.00          5,893,524               5,711,745
Federal Natl Mtge Assn #739243
  09-01-33                           6.00          2,909,087               2,988,651
Federal Natl Mtge Assn #739331
  09-01-33                           6.00          1,491,753               1,520,796
Federal Natl Mtge Assn #743524
  11-01-33                           5.00          2,942,024               2,854,039
Federal Natl Mtge Assn #753508
  11-01-33                           5.00          3,242,414(n)            3,145,446
Federal Natl Mtge Assn #791447
  10-01-34                           6.00          4,619,345               4,702,061
Federal Natl Mtge Assn #797046
  07-01-34                           5.50          2,778,576(n)            2,766,680
Federal Natl Mtge Assn #799769
  11-01-34                           5.05          3,888,967(h)            3,935,868
Federal Natl Mtge Assn #801344
  10-01-34                           5.05          4,301,717(h)            4,369,598
Federal Natl Mtge Assn #815463
  02-01-35                           5.50          1,833,638               1,825,787
Federal Natl Mtge Assn #832641
  09-01-35                           6.00          6,316,139               6,418,382
Federal Natl Mtge Assn #849082
  01-01-36                           5.82          2,686,500(h)            2,739,899
Federal Natl Mtge Assn #849170
  01-01-36                           5.94          3,433,100(h)            3,507,282
Federal Natl Mtge Assn #878661
  02-01-36                           5.50          7,642,170(n)            7,538,542

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #883267
  07-01-36                           6.50%        $4,370,983(n)           $4,563,126
Federal Natl Mtge Assn #887403
  07-01-36                           7.00          2,643,531               2,800,308
Federal Natl Mtge Assn #888989
  06-01-37                           6.06          6,157,959(h)            6,333,275
Federal Natl Mtge Assn #902818
  11-01-36                           5.91          2,136,461(h)            2,186,582
Federal Natl Mtge Assn #919341
  05-01-37                           6.50          3,437,068               3,547,290
Federal Natl Mtge Assn #928771
  10-01-37                           8.00          6,496,596(n)            6,919,920
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 163 Cl 2
  07-25-22                          28.60            546,443(k)               87,636
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-26 Cl MI
  03-25-23                          13.70          1,647,959(k)              313,880
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-63 Cl IP
  07-25-33                           7.52          3,767,136(k)              953,630
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-71 Cl IM
  12-25-31                           9.86          1,965,795(k)              337,582
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-81 Cl LI
  11-25-13                          20.00          2,883,100(k)               52,001
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 36 Cl 2
  08-01-18                          14.00              4,306(k)                1,121
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 367 Cl 2
  01-01-36                           6.57          2,776,543(k)              736,903

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  17

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn
Collateralized Mtge Obligation
Interest Only
Series 379 Cl 2
  05-25-37                           6.52%        $5,352,772(k)           $1,379,848
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 70 Cl 2
  01-15-20                          27.28            198,839(k)               39,377
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only/Inverse Floater
 Series 2002-18 Cl SE
  02-25-32                          27.33          2,842,791(j,k)            322,419
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Principal Only
 Series G-15 Cl A
  06-25-21                           2.49             25,970(l)               23,257
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-133 Cl GB
  12-25-26                           8.00          1,925,489               2,036,199
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-94 Cl QB
  07-25-23                           5.50          3,209,787               3,215,573
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-W11 Cl A1
  06-25-33                           7.28            120,425(h)              120,847
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2004-60 Cl PA
  04-25-34                           5.50          3,269,449               3,313,956
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2006-60 Cl JF
  10-25-35                           2.82          5,590,018(i)            5,506,244
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2006-90 Cl FE
  09-25-36                           2.84          7,117,965(i)            7,080,705
Govt Natl Mtge Assn
  06-01-38                           5.50          5,000,000(e)            5,000,000
Govt Natl Mtge Assn #615740
  08-15-13                           6.00            746,339                 770,200

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Govt Natl Mtge Assn #781507
  09-15-14                           6.00%        $3,541,731              $3,657,031
Govt Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-62 Cl IC
  03-20-29                          20.00          1,522,591(k)               38,160
Govt Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2006-32 Cl A
  01-16-30                           5.08          8,783,674               8,864,848
Harborview Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2004-4 Cl 3A
  06-19-34                           3.83            393,650(h)              371,823
Lehman XS Trust
 Series 2006-16N Cl A1B
  11-25-46                           2.51          2,491,877(i)            2,300,434
Merrill Lynch Alternative Note Asset
 Collateralized Mtge Obligation
 Series 2007-OAR1 Cl A1
  02-25-37                           2.56          5,365,533(i)            4,177,054
Morgan Stanley Mtge Loan Trust
 Series 2006-13AX Cl A1
  10-25-36                           2.48          3,857,608(i)            3,369,665
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2006-AR3 Cl A1A
  02-25-46                           4.79          1,889,490(h)            1,456,722
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-10 Cl A1
  10-25-35                           5.00          5,648,113               5,057,321
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-14 Cl 2A1
  12-25-35                           5.50          2,909,683               2,775,110
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-5 Cl 2A1
  05-25-35                           5.50          4,159,567               4,046,481
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2006-AR12 Cl 1A1
  09-25-36                           6.02          1,648,683(h)            1,628,277

See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

 18 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON        PRINCIPAL
ISSUER                              RATE          AMOUNT                    VALUE(A)
MORTGAGE-BACKED (CONT.)
Wells Fargo Mtge Backed Securities Trust
Collateralized Mtge Obligation
Series 2006-AR6 Cl 5A1
  03-25-36                           5.11%        $3,575,958(h)           $3,455,489
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-11 Cl A68
  08-25-37                           6.00          4,729,138               4,465,820
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2007-15 Cl A1
  11-25-37                           6.00          3,320,161(e)            3,234,563
                                                                     ---------------
Total                                                                    481,705,371
------------------------------------------------------------------------------------

TOTAL BONDS
(Cost: $688,552,899)                                                    $678,324,808
------------------------------------------------------------------------------------

MONEY MARKET FUND (1.6%)(c)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund, 2.60%          12,901,974(o)          $12,901,974
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $12,901,974)                                                     $12,901,974
-----------------------------------------------------------------------------------

SHORT-TERM SECURITIES (23.4%)(c)
                                                  AMOUNT
                                  EFFECTIVE     PAYABLE AT
ISSUER                              YIELD        MATURITY                   VALUE(A)
U.S. GOVERNMENT AGENCIES
Federal Home Loan Bank Disc Nts
  06-02-08                           1.98%       $63,800,000             $63,789,628
  06-06-08                           2.10         50,000,000              49,979,827
  06-10-08                           2.07         25,000,000              24,984,417
  06-18-08                           2.20         35,000,000              34,959,916
  06-25-08                           2.22         15,000,000              14,976,275
------------------------------------------------------------------------------------

TOTAL SHORT-TERM SECURITIES
(Cost: $188,700,839)                                                    $188,690,063
------------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $890,155,712)(p)                                                 $879,916,845
====================================================================================

INVESTMENTS IN DERIVATIVES
FUTURES CONTRACTS OUTSTANDING AT MAY 31, 2008

                            NUMBER OF                                   UNREALIZED
                            CONTRACTS       NOTIONAL     EXPIRATION    APPRECIATION
  CONTRACT DESCRIPTION     LONG (SHORT)   MARKET VALUE      DATE      (DEPRECIATION)
------------------------------------------------------------------------------------
U.S. Long Bond, 20-year          30         $3,405,000   Sept. 2008       $(42,240)
U.S. Treasury Note,
  2-year                        563        118,581,875   Sept. 2008       (326,467)
U.S. Treasury Note,
  5-year                       (412)       (45,641,875)   June 2008      1,306,402
U.S. Treasury Note,
  5-year                        (69)        (7,585,688)  Sept. 2008         41,575
U.S. Treasury Note,
  10-year                      (440)       (50,139,377)   June 2008      1,569,861
U.S. Treasury Note,
  10-year                      (266)       (29,900,062)  Sept. 2008        (66,965)
------------------------------------------------------------------------------------
Total                                                                   $2,482,166
------------------------------------------------------------------------------------

                             See accompanying Notes to Portfolio of Investments.
--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  19

NOTES TO PORTFOLIO OF INVESTMENTS
(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) At May 31, 2008, security was partially or fully on loan. See Note 5 to the financial statements.

(c) Cash collateral received from security lending activity is invested in an affiliated money market fund/short-term securities and represents 1.9% of net assets. See Note 5 to the financial statements. The Fund's cash equivalent position is 23.1% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At May 31, 2008, the value of these securities amounted to $7,311,221 or 0.9% of net assets.

(e) At May 31, 2008, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $74,993,839. See Note 1 to the financial statements.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(h) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on May 31, 2008.

(i) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on May 31, 2008.

(j) Inverse floaters represent securities that pay interest at a rate that increases (decreases) in the same magnitude as, or in a multiple of, a decline (increase) in the LIBOR (London InterBank Offering Rate) Index. Interest rate disclosed is the rate in effect on May 31, 2008. At May 31, 2008, the value of inverse floaters represented 0.1% of net assets.

(k) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at May 31, 2008.

(l) Principal only represents securities that entitle holders to receive only principal payments on the underlying mortgages. The yield to maturity of a principal only is sensitive to the rate of principal payments on the underlying mortgage assets. A slow (rapid) rate of principal repayments may have an adverse (positive) effect on yield to maturity. Interest rate disclosed represents yield based upon the estimated timing of future cash flows at May 31, 2008.

--------------------------------------------------------------------------------

 20 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

(m) Comparable securities are held to satisfy future delivery requirements of the following open forward sale commitments at May 31, 2008:

                             PRINCIPAL       SETTLEMENT       PROCEEDS
SECURITY                       AMOUNT           DATE         RECEIVABLE        VALUE
---------------------------------------------------------------------------------------
Federal Natl Mtge Assn
  06-01-23 5.50%             $9,275,000       06-17-08       $9,390,938      $9,373,547

(n) At May 31, 2008, investments in securities included securities valued at $4,297,515 that were partially pledged as collateral to cover initial margin deposits on open interest rate futures contracts.

(o) Affiliated Money Market Fund - See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at May 31, 2008.

(p) At May 31, 2008, the cost of securities for federal income tax purposes was $898,115,672 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                             $6,583,564
Unrealized depreciation                                            (24,782,391)
------------------------------------------------------------------------------
Net unrealized depreciation                                       $(18,198,827)
------------------------------------------------------------------------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  21

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
MAY 31, 2008

ASSETS
Investments in securities, at value
   Unaffiliated issuers* (identified cost $877,253,738)         $  867,014,871
   Affiliated money market fund (identified cost
   $12,901,974)                                                     12,901,974
------------------------------------------------------------------------------
Total investments in securities (identified cost
   $890,155,712)                                                   879,916,845
Capital shares receivable                                              222,847
Dividends and accrued interest receivable                            3,602,881
Receivable for investment securities sold                           26,814,528
------------------------------------------------------------------------------
Total assets                                                       910,557,101
------------------------------------------------------------------------------
LIABILITIES
Forward sale commitments, at value (proceeds receivable
   $9,390,938)                                                       9,373,547
Dividends payable to shareholders                                      153,257
Capital shares payable                                               1,437,850
Payable for investment securities purchased                          3,655,269
Payable for securities purchased on a forward-commitment
   basis                                                            74,993,839
Payable upon return of securities loaned                            15,243,750
Variation margin payable                                               132,462
Accrued investment management services fees                             10,554
Accrued distribution fees                                              154,657
Accrued transfer agency fees                                             1,534
Accrued administrative services fees                                     1,498
Accrued plan administration services fees                                1,005
Other accrued expenses                                                 557,617
------------------------------------------------------------------------------
Total liabilities                                                  105,716,839
------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $  804,840,262
==============================================================================

--------------------------------------------------------------------------------

 22 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

MAY 31, 2008

REPRESENTED BY
Capital stock -- $.01 par value                                 $    1,698,674
Additional paid-in capital                                       1,003,944,353
Excess of distributions over net investment income                    (195,666)
Accumulated net realized gain (loss)                              (192,867,789)
Unrealized appreciation (depreciation) on investments               (7,739,310)
------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $  804,840,262
==============================================================================

Net assets applicable to outstanding
   shares:                                 Class A                           $  539,251,179
                                           Class B                           $  158,544,398
                                           Class C                           $    9,625,747
                                           Class I                           $   92,658,581
                                           Class R4                          $    4,755,371
                                           Class W                           $        4,986
Net asset value per share of outstanding   Class A
   capital stock:                          shares(1)          113,827,935    $         4.74
                                           Class B shares      33,462,620    $         4.74
                                           Class C shares       2,031,863    $         4.74
                                           Class I shares      19,540,682    $         4.74
                                           Class R4 shares      1,003,265    $         4.74
                                           Class W shares           1,053    $         4.74
-------------------------------------------------------------------------------------------
*Including securities on loan, at value                                      $   14,865,150
-------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $4.89. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 3.00%.

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  23

STATEMENT OF OPERATIONS
YEAR ENDED MAY 31, 2008

INVESTMENT INCOME
Income:
Interest                                                        $37,133,856
Income distributions from affiliated money market fund              847,869
Fee income from securities lending                                  174,341
---------------------------------------------------------------------------
Total income                                                     38,156,066
---------------------------------------------------------------------------
Expenses:
Investment management services fees                               3,816,196
Distribution fees
   Class A                                                        1,342,344
   Class B                                                        1,762,259
   Class C                                                           97,004
   Class W                                                               12
Transfer agency fees
   Class A                                                          991,548
   Class B                                                          344,487
   Class C                                                           18,568
   Class R4                                                           2,240
   Class W                                                               10
Administrative services fees                                        541,748
Plan administration services fee -- Class R4                         11,201
Compensation of board members                                        14,998
Custodian fees                                                       78,474
Printing and postage                                                152,710
Registration fees                                                    92,859
Professional fees                                                    43,826
Other                                                                31,484
---------------------------------------------------------------------------
Total expenses                                                    9,341,968
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates                                             (1,129,574)
   Earnings and bank fee credits on cash balances                   (56,289)
---------------------------------------------------------------------------
Total net expenses                                                8,156,105
---------------------------------------------------------------------------
Investment income (loss) -- net                                  29,999,961
---------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions                                          2,483,642
   Futures contracts                                             (1,383,657)
---------------------------------------------------------------------------
Net realized gain (loss) on investments                           1,099,985
Net change in unrealized appreciation (depreciation) on
   investments                                                     (800,569)
---------------------------------------------------------------------------
Net gain (loss) on investments                                      299,416
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $30,299,377
===========================================================================

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

 24 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED MAY 31,                                          2008              2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                         $  29,999,961    $   34,864,001
Net realized gain (loss) on investments                     1,099,985        (3,231,933)
Net change in unrealized appreciation (depreciation)
   on investments                                            (800,569)       13,960,710
---------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                              30,299,377        45,592,778
---------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                             (21,333,414)      (23,143,295)
      Class B                                              (5,699,109)       (8,304,295)
      Class C                                                (312,941)         (382,419)
      Class I                                              (2,868,438)       (2,092,223)
      Class R4                                               (183,760)         (521,296)
      Class W                                                    (196)              (92)
---------------------------------------------------------------------------------------
Total distributions                                       (30,397,858)      (34,443,620)
---------------------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
   Class A shares                                         206,496,511       123,697,762
   Class B shares                                          42,734,598        39,042,955
   Class C shares                                           2,621,382         1,714,861
   Class I shares                                          69,048,377        28,598,207
   Class R4 shares                                          2,801,130         1,928,332
   Class W shares                                                  --             5,000
Reinvestment of distributions at net asset value
   Class A shares                                          19,605,781        20,974,512
   Class B shares                                           5,406,615         7,756,733
   Class C shares                                             299,079           362,001
   Class I shares                                           2,844,139         2,093,754
   Class R4 shares                                            185,296           523,566
Payments for redemptions
   Class A shares                                        (200,741,788)     (279,123,681)
   Class B shares                                        (105,920,795)     (172,096,057)
   Class C shares                                          (3,568,542)       (6,479,313)
   Class I shares                                         (33,540,963)      (38,743,791)
   Class R4 shares                                         (2,086,457)      (17,374,573)
---------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                             6,184,363      (287,119,732)
---------------------------------------------------------------------------------------
Total increase (decrease) in net assets                     6,085,882      (275,970,574)
Net assets at beginning of year                           798,754,380     1,074,724,954
---------------------------------------------------------------------------------------
Net assets at end of year                               $ 804,840,262    $  798,754,380
=======================================================================================
Excess of distributions over net investment income      $    (195,666)   $      (68,629)
---------------------------------------------------------------------------------------

The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  25

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Short Duration U.S. Government Fund (the Fund) is a series of RiverSource Government Income Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Government Income Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests in direct obligations of the U.S. government, such as Treasury bonds, bills and notes, and of its agencies and instrumentalities.

The Fund offers Class A, Class B, Class C, Class I, Class R4 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership. Effective March 3, 2008, Class B shares were closed to new investors and new purchases.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At May 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares, and the Investment Manager owned 100% of Class W shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at

--------------------------------------------------------------------------------

 26 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS

Delivery and payment for securities that have been purchased by the Fund on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Fund's net assets the same as owned securities. The Fund designates cash or liquid securities at least equal to the amount of its forward-commitments. At May 31, 2008, the Fund has outstanding when-issued securities of $71,704,061 and other forward-commitments of $3,289,778.

The Fund also enters into transactions to sell purchase commitments to third parties at current market values and concurrently acquires other purchase commitments for similar securities at later dates. As an inducement for the Fund to "roll over" its purchase commitments, the Fund receives negotiated amounts in the form of reductions of the purchase price of the commitment. The Fund records the incremental difference between the forward purchase and sale of each forward roll as realized gain or loss. Losses may arise due to changes in the value of the securities or if a counterparty does not perform under the terms of the agreement. If a counterparty files for bankruptcy or becomes insolvent, the Fund's right to repurchase or sell securities may be limited.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and sell put and call options and write put and call options. This may include purchasing mortgage-backed security (MBS) put spread options and writing covered MBS call spread options. MBS spread options are based upon the changes in the price spread between a specified mortgage-backed security and a like-duration Treasury security. The Fund also may write over-the-counter options where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT 27 to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counter party upon closure, exercise or expiration of the contract. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At May 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FORWARD SALE COMMITMENTS

The Fund may enter into forward sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of forward sale commitments are not received until the contractual settlement date. During the time a forward sale commitment is outstanding, equivalent deliverable securities, or an offsetting forward purchase commitment deliverable on or before the sale commitment date, are used to satisfy the commitment.

Unsettled forward sale commitments are valued at the current market value of the underlying securities, generally according to the procedures described under

--------------------------------------------------------------------------------

 28 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

"Valuation of securities" above. The forward sale commitment is "marked-to-market" daily and the change in market value is recorded by the Fund as an unrealized gain or loss. If the forward sale commitment is closed through the acquisition of an offsetting purchase commitment, the Fund realizes a gain or loss. If the Fund delivers securities under the commitment, the Fund realizes a gain or a loss from the sale of the securities based upon the market price established at the date the commitment was entered into. Forward sale commitments outstanding at period end are listed in the Notes to Portfolio of Investments.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

The Fund has adopted Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," which is effective for fiscal periods beginning after Dec. 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of futures and options contracts, recognition of unrealized appreciation (depreciation) for certain derivative investments and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT 29 purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $270,860 and accumulated net realized loss has been decreased by $30,907,773 resulting in a net reclassification adjustment to decrease paid-in capital by $31,178,633.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED MAY 31,                                   2008           2007*
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income.........................    $21,333,414    $23,143,295
      Long-term capital gain..................             --             --
CLASS B
Distributions paid from:
      Ordinary income.........................      5,699,109      8,304,295
      Long-term capital gain..................             --             --
CLASS C
Distributions paid from:
      Ordinary income.........................        312,941        382,419
      Long-term capital gain..................             --             --
CLASS I
Distributions paid from:
      Ordinary income.........................      2,868,438      2,092,223
      Long-term capital gain..................             --             --
CLASS R4
Distributions paid from:
      Ordinary income.........................        183,760        521,296
      Long-term capital gain..................             --             --
CLASS W
Distributions paid from:
      Ordinary income.........................            196             92
      Long-term capital gain..................             --             --

* Class W is for the period from Dec. 1, 2006 (inception date) to May 31, 2007.

At May 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income............................    $     277,566
Undistributed accumulated long-term gain.................    $          --
Accumulated realized loss................................    $(183,673,285)
Unrealized appreciation (depreciation)...................    $ (17,253,789)

--------------------------------------------------------------------------------

 30 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities - an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of May 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning June 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS

Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income, if any, is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT 31 is a percentage of the Fund's average daily net assets that declines from 0.48% to 0.25% annually as the Fund's assets increase. The management fee for the year ended May 31, 2008 was 0.48% of the Fund's average daily net assets.

ADMINISTRATIVE SERVICES FEES

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.07% to 0.04% annually as the Fund's assets increase. The fee for the year ended May 31, 2008 was 0.07% of the Fund's average daily net assets.

OTHER FEES

Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended May 31, 2008, other expenses paid to this company were $3,512.

COMPENSATION OF BOARD MEMBERS

Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $20.50 for Class A, $21.50 for Class B and $21.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

--------------------------------------------------------------------------------

 32 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

PLAN ADMINISTRATION FEES

Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES

The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class W shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

SALES CHARGES

Sales charges received by the Distributor for distributing Fund shares were $522,869 for Class A, $135,750 for Class B and $1,735 for Class C for the year ended May 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES

For the year ended May 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class A.....................................................    0.89%
Class B.....................................................    1.65
Class C.....................................................    1.65
Class I.....................................................    0.51
Class R4....................................................    0.76
Class W.....................................................    0.95

The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A.....................................................    $296,755
Class B.....................................................     101,099
Class C.....................................................       5,347
Class R4....................................................       2,240

The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R4....................................................    $179

The management fees waived/reimbursed at the Fund level were $723,954.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  33

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until May 31, 2009, unless sooner terminate at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), will not exceed the following percentage of the Fund's average daily net assets:

Class A.....................................................    0.89%
Class B.....................................................    1.65
Class C.....................................................    1.65
Class I.....................................................    0.51
Class R4....................................................    0.76
Class W.....................................................    0.96

* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS

During the year ended May 31, 2008, the Fund's custodian and transfer agency fees were reduced by $56,289 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $1,431,723,484 and $1,498,300,206, respectively, for the year ended May 31, 2008. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

 34 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                            YEAR ENDED MAY 31, 2008
                                       ISSUED FOR
                                       REINVESTED                           NET
                            SOLD      DISTRIBUTIONS    REDEEMED     INCREASE (DECREASE)
---------------------------------------------------------------------------------------
Class A                  43,400,136     4,118,107     (42,186,985)        5,331,258
Class B                   8,957,341     1,135,754     (22,307,379)      (12,214,284)
Class C                     549,369        62,833        (750,024)         (137,822)
Class I                  14,458,872       596,542      (7,078,714)        7,976,700
Class R4                    587,072        38,907        (437,399)          188,580
---------------------------------------------------------------------------------------

                                            YEAR ENDED MAY 31, 2007
                                       ISSUED FOR
                                       REINVESTED                           NET
                            SOLD      DISTRIBUTIONS    REDEEMED     INCREASE (DECREASE)
---------------------------------------------------------------------------------------
Class A                  26,249,182     4,438,028     (59,067,555)      (28,380,345)
Class B                   8,265,255     1,641,653     (36,500,655)      (26,593,747)
Class C                     362,929        76,605      (1,372,316)         (932,782)
Class I                   6,032,035       442,337      (8,233,131)       (1,758,759)
Class R4                    409,261       110,927      (3,673,601)       (3,153,413)
Class W*                      1,053            --              --             1,053
---------------------------------------------------------------------------------------

* For the period from Dec. 1, 2006 (inception date) to May 31, 2007.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At May 31, 2008, securities valued at $14,865,150 were on loan to brokers. For collateral, the Fund received $15,243,750 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the Portfolio of Investments. Income from securities lending amounted to $174,341 for the year ended May 31, 2008. Expenses paid to the Investment Manager as securities

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT 35 lending agent were $4,455 for the year ended May 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. AFFILIATED MONEY MARKET FUND

The fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $359,789,119 and $360,173,991, respectively, for the year ended May 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at May 31, 2008, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended May 31, 2008.

8. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $183,673,285 at May 31, 2008, that if not offset by capital gains will expire as follows:

    2009           2013           2014           2015
$117,356,906    $36,267,962    $20,469,230    $9,579,187

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

--------------------------------------------------------------------------------

 36 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT 37 legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

 38 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

10. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $4.73          $4.68          $4.79          $4.82          $4.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .19(b)         .19            .15            .12            .11
Net gains (losses) (both realized and
 unrealized)                                .01            .05           (.10)          (.03)          (.12)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .20            .24            .05            .09           (.01)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.19)          (.19)          (.16)          (.12)          (.11)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.74          $4.73          $4.68          $4.79          $4.82
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $539           $514           $641           $894         $1,188
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.04%          1.03%          1.06%          1.01%           .97%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .89%           .89%           .89%           .93%           .97%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              3.93%          3.99%          3.27%          2.49%          2.19%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    209%           168%           194%           169%           125%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           4.27%          5.12%          1.00%          1.92%          (.24%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(f) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.88% for the year ended May 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  39

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $4.73          $4.68          $4.79          $4.82          $4.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .15(b)         .15            .12            .08            .07
Net gains (losses) (both realized and
 unrealized)                                .01            .05           (.11)          (.03)          (.12)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .16            .20            .01            .05           (.05)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.15)          (.15)          (.12)          (.08)          (.07)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.74          $4.73          $4.68          $4.79          $4.82
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $159           $216           $338           $588           $963
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.80%          1.79%          1.82%          1.76%          1.72%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.65%          1.64%          1.64%          1.68%          1.72%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              3.18%          3.23%          2.50%          1.73%          1.44%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    209%           168%           194%           169%           125%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           3.48%          4.34%           .26%          1.16%          (.99%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(f) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.64% for the year ended May 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

 40 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $4.73          $4.68          $4.79          $4.82          $4.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .15(b)         .15            .12            .08            .07
Net gains (losses) (both realized and
 unrealized)                                .02            .05           (.11)          (.03)          (.12)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .17            .20            .01            .05           (.05)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.16)          (.15)          (.12)          (.08)          (.07)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.74          $4.73          $4.68          $4.79          $4.82
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $10            $10            $15            $24            $38
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)              1.80%          1.80%          1.83%          1.77%          1.73%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)          1.65%          1.64%          1.64%          1.68%          1.73%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              3.18%          3.24%          2.51%          1.73%          1.44%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    209%           168%           194%           169%           125%
-----------------------------------------------------------------------------------------------------------
Total return(g)                           3.49%          4.34%           .26%          1.16%          (.99%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(f) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.64% for the year ended May 31, 2008.
(g)  Total return does not reflect payment of a sales charge.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  41

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005        2004(B)
Net asset value, beginning of period      $4.74          $4.69          $4.79          $4.83          $4.90
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .20(c)         .20            .17            .14            .03
Net gains (losses) (both realized and
 unrealized)                                .01            .05           (.10)          (.04)          (.07)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .21            .25            .07            .10           (.04)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.21)          (.20)          (.17)          (.14)          (.03)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.74          $4.74          $4.69          $4.79          $4.83
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $93            $55            $62            $31             $4
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)               .60%           .59%           .62%           .57%           .63%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .51%           .54%           .58%           .57%           .63%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              4.23%          4.37%          3.66%          2.98%          2.74%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    209%           168%           194%           169%           125%
-----------------------------------------------------------------------------------------------------------
Total return                              4.45%          5.50%          1.56%          2.06%          (.87%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to May 31, 2004.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.50% for the year ended May 31, 2008.
(i)  Not annualized.

--------------------------------------------------------------------------------

 42 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

CLASS R4

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008              2007           2006           2005           2004
Net asset value, beginning of period      $4.73          $4.68          $4.79          $4.82          $4.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .19(b)         .19            .16            .13            .12
Net gains (losses) (both realized and
 unrealized)                                .02            .05           (.11)          (.03)          (.12)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .21            .24            .05            .10             --
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.20)          (.19)          (.16)          (.13)          (.12)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.74          $4.73          $4.68          $4.79          $4.82
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $5             $4            $19           $100           $115
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)               .90%           .86%           .88%           .84%           .81%
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)           .76%           .72%           .72%           .76%           .81%
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              4.06%          4.09%          3.27%          2.66%          2.35%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    209%           168%           194%           169%           125%
-----------------------------------------------------------------------------------------------------------
Total return                              4.41%          5.31%          1.19%          2.10%          (.08%)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amount has been calculated using the average shares outstanding method.
(c) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(f) Expense ratio is before reduction for earnings and bank fee credits on cash balances. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.75% for the year ended May 31, 2008.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  43

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED MAY 31,             2008           2007(B)
Net asset value, beginning of period      $4.73          $4.75
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .18(c)         .08
Net gains (losses) (both realized and
 unrealized)                                .02           (.02)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .20            .06
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.19)          (.08)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $4.74          $4.73
-----------------------------------------------------------------------------------------------------------
RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--
-----------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)              1.06%          1.00%(f)
-----------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)           .95%           .95%(f)
-----------------------------------------------------------------------------------------------------------
Net investment income (loss)              3.87%          4.02%(f)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                    209%           168%
-----------------------------------------------------------------------------------------------------------
Total return                              4.21%          1.42%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to May 31, 2007.
(c) Per share amount has been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f)  Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended May 31, 2008 were less than 0.01% of average net assets.
(i)  Not annualized.

--------------------------------------------------------------------------------

 44 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Short Duration U.S. Government Fund (the Fund) (one of the portfolios constituting the RiverSource Government Income Series, Inc.) as of May 31, 2008, and the related statements of operations, changes in net assets, and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through May 31, 2007, were audited by other auditors whose report dated July 20, 2007, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of May 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  45

In our opinion, the 2008 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Short Duration U.S. Government Fund of the RiverSource Government Income Series, Inc. at May 31, 2008, the results of its operations, changes in its net assets and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 22, 2008

--------------------------------------------------------------------------------

 46 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended May 31, 2008

CLASS A

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................          38.48%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01634
July 25, 2007...............................................         0.01800
Aug. 24, 2007...............................................         0.01800
Sept. 24, 2007..............................................         0.01700
Oct. 26, 2007...............................................         0.01750
Nov. 26, 2007...............................................         0.01750
Dec. 17, 2007...............................................         0.01630
Jan. 28, 2008...............................................         0.01630
Feb. 27, 2008...............................................         0.01557
March 27, 2008..............................................         0.01340
April 28, 2008..............................................         0.01220
May 28, 2008................................................         0.01330
Total distributions.........................................        $0.19141

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  47

CLASS B

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................          38.48%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01330
July 25, 2007...............................................         0.01497
Aug. 24, 2007...............................................         0.01504
Sept. 24, 2007..............................................         0.01393
Oct. 26, 2007...............................................         0.01433
Nov. 26, 2007...............................................         0.01441
Dec. 17, 2007...............................................         0.01421
Jan. 28, 2008...............................................         0.01219
Feb. 27, 2008...............................................         0.01257
March 27, 2008..............................................         0.01053
April 28, 2008..............................................         0.00905
May 28, 2008................................................         0.01034
Total distributions.........................................        $0.15487

CLASS C

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................          38.48%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01331
July 25, 2007...............................................         0.01505
Aug. 24, 2007...............................................         0.01505
Sept. 24, 2007..............................................         0.01395
Oct. 26, 2007...............................................         0.01434
Nov. 26, 2007...............................................         0.01442
Dec. 17, 2007...............................................         0.01422
Jan. 28, 2008...............................................         0.01213
Feb. 27, 2008...............................................         0.01258
March 27, 2008..............................................         0.01054
April 28, 2008..............................................         0.00907
May 28, 2008................................................         0.01036
Total distributions.........................................        $0.15502

--------------------------------------------------------------------------------

 48 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

CLASS I

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................          38.48%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01787
July 25, 2007...............................................         0.01949
Aug. 24, 2007...............................................         0.01949
Sept. 24, 2007..............................................         0.01855
Oct. 26, 2007...............................................         0.01911
Nov. 26, 2007...............................................         0.01906
Dec. 17, 2007...............................................         0.01736
Jan. 28, 2008...............................................         0.01838
Feb. 27, 2008...............................................         0.01708
March 27, 2008..............................................         0.01485
April 28, 2008..............................................         0.01379
May 28, 2008................................................         0.01480
Total distributions.........................................        $0.20983

CLASS R4

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................          38.48%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01690
July 25, 2007...............................................         0.01850
Aug. 24, 2007...............................................         0.01851
Sept. 24, 2007..............................................         0.01754
Oct. 26, 2007...............................................         0.01805
Nov. 26, 2007...............................................         0.01804
Dec. 17, 2007...............................................         0.01666
Jan. 28, 2008...............................................         0.01702
Feb. 27, 2008...............................................         0.01609
March 27, 2008..............................................         0.01390
April 28, 2008..............................................         0.01276
May 28, 2008................................................         0.01383
Total distributions.........................................        $0.19780

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  49

CLASS W

INCOME DISTRIBUTIONS - the Fund designates the following
tax attributes for distributions:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%
      U.S. Government Obligations...........................          38.48%

PAYABLE DATE                                                       PER SHARE
June 25, 2007...............................................        $0.01615
July 25, 2007...............................................         0.01771
Aug. 24, 2007...............................................         0.01771
Sept. 24, 2007..............................................         0.01678
Oct. 26, 2007...............................................         0.01729
Nov. 26, 2007...............................................         0.01731
Dec. 17, 2007...............................................         0.01616
Jan. 28, 2008...............................................         0.01592
Feb. 27, 2008...............................................         0.01529
March 27, 2008..............................................         0.01319
April 28, 2008..............................................         0.01190
May 28, 2008................................................         0.01310
Total distributions.........................................        $0.18851

The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.

--------------------------------------------------------------------------------

 50 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 101 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme     None
901 S. Marquette Ave.    since 2006         Court, 1998-2006; Attorney
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,            None
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners   None
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 53
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and   None
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 57                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant              None
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 73
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 69                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  51

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           None
901 S. Marquette Ave.    since 2004         Management, Inc. (private real
Minneapolis, MN 55402                       estate and asset management
Age 55                                      company)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer and          Idera
901 S. Marquette Ave.    since 2002         Director, RiboNovix, Inc. since      Pharmaceutical, Inc.
Minneapolis, MN 55402                       2003 (biotechnology); former         (biotechnology);
Age 64                                      President, Forester Biotech          Healthways, Inc.
                                                                                 (health management
                                                                                 programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management   None
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; Director, President, and
                                            Chief Executive Officer, Ameriprise
                                            Certificate Company since 2006;
                                            Chairman of the Board, Chief
                                            Executive Officer and President,
                                            RiverSource Distributors, Inc.
                                            since 2006; Senior Vice
                                            President -- Chief Investment
                                            Officer, Ameriprise Financial, Inc.
                                            and Chairman of the Board and Chief
                                            Investment Officer, RiverSource
                                            Investments, LLC, 2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

 52 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Director and Senior Vice President, Asset
172 Ameriprise           2006               Management, Products and Marketing,
Financial Center                            RiverSource Investments, LLC since 2006;
Minneapolis, MN 55474                       Director and Vice President -- Asset
Age 42                                      Management, Products and Marketing,
                                            RiverSource Distributors, Inc. since 2006;
                                            Managing Director and Global Head of Product,
                                            Morgan Stanley Investment Management,
                                            2004-2006; President, Touchstone Investments,
                                            2002-2004
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 44                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 42                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Chief
Financial Center                            Financial Officer, RiverSource Distributors,
Minneapolis, MN 55474                       Inc. since 2006
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Chief Counsel, RiverSource Distributors,
Minneapolis, MN 55474    since 2006         Inc. since 2006; Vice President, General
Age 48                                      Counsel and Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President -- Asset
                                            Management Compliance, Ameriprise Financial,
                                            Inc., 2004-2005; Senior Vice President and
                                            Chief Compliance Officer, USBancorp Asset
                                            Management, 2002-2004
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 47                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  53

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 44                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 54 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services being performed under the IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  55

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance reflected the interrelationship of particularly volatile market conditions with the investment strategies employed by the portfolio management team.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was slightly below the peer group's median expense ratio shown in the reports. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

--------------------------------------------------------------------------------

 56 RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY
VOTING ----------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

--------------------------------------------------------------------------------

       RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND -- 2008 ANNUAL REPORT  57

     RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                        This report must be accompanied or preceded by
                                        the Fund's current prospectus. RiverSource(R)
                                        mutual funds are distributed by RiverSource
                                        Distributors, Inc., Member FINRA, and managed by
                                        RiverSource Investments, LLC. These companies are
                                        part of Ameriprise Financial, Inc.
       (RIVERSOURCE INVESTMENTS LOGO)   (C) 2008 RiverSource Distributors, Inc.                             S-6042 AE (7/08)